EXHIBIT 21

	Subsidiary Name	Jurisdiction of Incorporation
DeVry Education Group Inc.		Delaware
Subsidiaries:	DeVry University, Inc.(11)	Illinois
	DeVry/New York, Inc.	Delaware
	DeVry Medical International, Inc.	New York
	Dominica Services Inc.(1)	Delaware
	Ross University Services, Inc.(1)	Delaware
	International Education Holdings, Inc.(2)(11)	Delaware
	Becker Professional Development Corporation	Delaware
	DeVry/Becker Educational Development Corp.	Delaware
	Newton Becker Limited(3)	Hong Kong
	Becker CPA Review Limited(3)	Israel
	Chamberlain College of Nursing and Health Sciences, Inc.	Delaware
	Chamberlain College of Nursing LLC(4)	Delaware
	Advanced Academics Inc.	Delaware
	U.S. Education Corporation (d/b/a: Carrington Colleges Group, Inc.)(11)	Delaware
	Integrated Education Solutions LLC	Delaware
	AUC School of Medicine, B.V.	St. Maarten
DeVry University, Inc.
Subsidiaries:	DeVry Educational Development Corp.	Delaware
	DeVry Canada LLC	Delaware

International Education Holdings, Inc.
Subsidiaries:	Global Education International, Inc.	Barbados
	Ross University Management, Inc.(5)	St. Lucia
	Ross University School of Medicine, School of Veterinary Medicine Limited(6)	Dominica
	Ross University School of Medicine School of Veterinary Medicine (St. Kitts) Limited(6)	St. Kitts
	DeVry Medical International (Bahamas) Ltd.(6)	Bahamas
	Global Education International B.V.	The Netherlands
	DeVry Educacional do Brasil S/A (7)(8)	Brazil
	Centro Baiano de Ensino Superior Ltda(9)	Brazil
	Academia Baiana de Ensino, Pesquisa e Extensão Ltda.(9)	Brazil
	Faculdade Boa Viagem S/A(9)	Brazil
	Sociedade de Educacão do Vale do Ipojuca(9)	Brazil
	Sociedade Educacional da Paraiba Ltda(9)	Brazil
	Integral - Grupo de Ensino Superior do Piaui S/C Ltd. (9)	Brazil
	Instituto de Ensino Superior da Amazonia Ltda(9)	Brazil
	Sociedade Educacional Ideal Ltda. (9)	Brazil
	Damasio Educacional S/A(9)	Brazil
	Delphos Servicos Educacionais Ltda. (10)	Brazil
	Becker Professional Development International Limited(7)	United Kingdom

Becker Professional Development International Limited
Subsidiaries:	International Financial Reporting Solutions Limited	United Kingdom
	International Accounting Solutions Limited	United Kingdom
	Accountancy Tuition Centre (Professional Training Club) Limited	United Kingdom
	Accountancy Tuition Centre (Poland) Limited	United Kingdom
	Accountancy Tuition Centre (Kazakstan) Limited	United Kingdom
	Accountancy Tuition Centre (International) Limited	United Kingdom
	Accountancy Tuition Centre (Hungary) Limited	United Kingdom
	Accountancy Tuition Centre (Ukraine)	United Kingdom
	Accountancy Tuition Centre, Ukraine	Ukraine

U.S. Education Corporation (d/b/a: Carrington Colleges Group, Inc.)
Subsidiaries:	American Institute of Health Technology, Inc.	Idaho
	EdCOA Inc. (d/b/a: Carrington College California)	California
	Carrington College, Inc.	Arizona

(1)	Subsidiary of DeVry Medical International, Inc.
(2)	1% owned by DeVry Inc. and 99% owned by Ross University Services, Inc.
(3)	Subsidiary of DeVry/Becker Educational Development Corp.
(4)	Subsidiary of Chamberlain College of Nursing and Health Sciences, Inc.
(5)	Subsidiary of Global Education International, Inc., a Barbados company
(6)	Subsidiary of Ross University Management, Inc., a St. Lucia company
(7)	Subsidiary of Global Education International B.V., a Netherlands company
(8)	96.301% owned by Global Education International B.V.
(9)	Subsidiary of DeVry Educacional do Brasil S/A

(10) Subsidiary of Damasio Educacional S/A

(11)	Subsidiaries of DeVry University, Inc., International Education Holdings, Inc. and U.S. Education Corporation are listed below.